EXHIBIT 23.1


               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-66764, 33-82482 and
33-82484) of Electronic Retailing Systems International, Inc. of our report dated March 6, 1998, except for Note 13, which is as of March 27, 1998, appearing on page F-2 of this Form 10-K.





PRICE WATERHOUSE LLP

Stamford, Connecticut
March 30, 1998